Exhibit 99.1

Versartis Reports Confirmatory Top-Line Two-Year Data from Ongoing Extension Study of Somavaratan in GHD Children

•	Safe and well tolerated over two years
•	Height velocity (HV) in second year comparable to published US rhGH daily dosing data; further confirms Phase 3 dose and schedule
•	Extremely high rate of adherence to dosing schedule in Extension Study (18 months of at-home dosing)

MENLO PARK, Calif., February 2, 2016 (GLOBE NEWSWIRE) -- Versartis, Inc. (NASDAQ:VSAR), an endocrine-focused biopharmaceutical company that is developing somavaratan (VRS-317), a novel, long-acting form of recombinant human growth hormone (rhGH) for growth hormone deficiency (GHD), today announced confirmatory two-year, top-line safety and efficacy data from its ongoing Extension Study of somavaratan in children with GHD.

The complete analysis will include safety, efficacy, pharmacokinetics (PK) and pharmacodynamics (PD), and dosing schedule adherence through Year 2, which represents a full year of twice-monthly dosing for all patients at 3.5 mg/kg, the dose and schedule being evaluated in the Phase 3 VELOCITY trial. The detailed data are being preserved for submission to a future scientific conference and will represent the final efficacy results to be reported from this Extension Study.

Jay Shepard, Chief Executive Officer of Versartis, commented, “We are really pleased that in the second year of treatment, somavaratan dosed at 3.5 mg/kg twice-monthly showed safety and efficacy that are comparable to historical data for daily rhGH therapy. Additionally, adherence to the dosing schedule was nearly 100%, which is very impressive given that 18 months of treatment were given in an at-home setting. These data give us confidence that 3.5 mg/kg twice-monthly somavaratan is well positioned to help children achieve their final height while substantially reducing the injection burden associated with daily rhGH therapy. We remain fully focused on completing enrollment in the VELOCITY trial, preparing for the trial results and a potential BLA filing during 2017.”

Top-Line Results

The Extension Study is a long-term safety study that was initiated in March 2014 as patients completed the Phase 1b/2a clinical trial evaluating somavaratan therapy in treatment-naive, pre-pubertal GHD children. 57 patients were in the Extension Study during the 12-24 month period and were included in the Year 2 analyses.

The Extension Study continued to show that the safety profile of somavaratan is similar to daily growth hormone therapy. Over the full 24 months of treatment, there were no drug-related serious adverse events (SAEs), and nearly all drug-related AEs were mild and transient. Somavaratan was well tolerated and the patient discontinuation rate at 24 months was in line with expectations for long-term clinical studies.

Mean height velocity (HV) for patients initially in the 5.0 mg/kg monthly dose group (n=21) was 7.96 ± 2.15 cm/year in Year 1 and 8.27 ± 2.80 cm/year in Year 2 (3.5 mg/kg twice-monthly). For patients initially in the 2.5 mg/kg twice-monthly dose group (n=17), mean HV was 8.49 ± 2.05 cm/year in Year 1 and 8.22 ± 1.56 cm/year in Year 2 (3.5 mg/kg twice-monthly). Estimated second year mean HVs for daily rhGH therapy in an 8-year old moderate GHD child from the National Cooperative Group Study database (NCGS; US 43 ug/kg/day dose) and the Pfizer (Kabi) International Growth Study database (KIGS; EU 34 ug/kg/day dose) are approximately 7.9 and 6.9 cm/year, respectively. In addition, mean HVs for somavaratan for the full Year 2 analysis (all dose groups) were virtually unchanged from the annualized 12-18 month analysis reported at the European Society for Paediatric Endocrinology (ESPE) meeting in October 2015.

When comparing the expected versus completed number of injections during the Extension Study period, adherence to the dosing schedule was nearly 100% in over 4,000 injections, including 18 months of administration in the home setting by a patient or the family.

Bradley S. Miller, M.D., Ph.D., Associate Professor in the Department of Pediatric Endocrinology at the University of Minnesota Masonic Children's Hospital and a study investigator, stated, “We now have two years of data from patients on somavaratan and are pleased to see that the safety profile has been maintained throughout this treatment period. Additionally, height velocity in Year 2 was as good as or better than our available benchmarks. The robust adherence observed with somavaratan is also particularly notable given that compliance with GHD therapy is critical to achieving final target height.”

Conference Call/Webcast

Versartis will hold a conference call on Tuesday, February 2, 2016 at 7:30 a.m. ET featuring Dr. Bradley Miller and members of the Versartis management team. The dial-in numbers are 877-407-0789 for domestic callers and 201-689-8562 for international callers. A live webcast of the conference call, including a slide presentation, will be available online from the investor relations page of the Company's corporate website at

http://ir.versartis.com/events.cfm.

After the live webcast, the call will remain available on the Versartis website,

http://ir.versartis.com/events.cfm, for 90 days. In addition, a telephonic replay of the call will be available until February 16, 2016. The replay dial-in numbers are 877-870-5176 for domestic callers and 858-384-5517 for international callers. Please use the replay conference ID number 13629447.

About Versartis, Inc.

Versartis, Inc. is an endocrine-focused biopharmaceutical company initially developing somavaratan (VRS-317), a novel, long-acting form of recombinant human growth hormone in late-stage clinical trials for the treatment of growth hormone deficiency (GHD) in children and adults. Somavaratan is intended to reduce the burden of daily injection therapy by requiring significantly fewer injections, potentially improving compliance and, therefore, treatment outcomes. Versartis' clinical trials can be found at www.versartistrials.com. For more information on Versartis, visit www.versartis.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, plans and timing of our clinical trials and the potential for eventual regulatory approval of somavaratan. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: our success being heavily dependent on somavaratan; somavaratan being a new chemical entity; the risk that somavaratan may not have favorable results in clinical trials or receive regulatory approval; potential delays in our clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients; the risk that somavaratan may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that we may encounter difficulties in manufacturing somavaratan; if somavaratan is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing our intellectual property rights; our reliance on our license of intellectual property from Amunix Operating, Inc. and our need for additional funds to support our operations. We discuss many of these risks in greater detail under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2014, and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2015, which are on file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:

Corporate & Investors:

Joshua Brumm

Chief Financial Officer

(650) 963-8582

IR@versartis.com

Corporate Communications:

Christine Labaree

Evergreen Communications

(650) 600-1697

christine@evergreencomms.com

Investors:

Nick Laudico/David Burke

The Ruth Group

(646) 536-7030/7009

nlaudico@theruthgroup.com

dburke@theruthgroup.com